Power of Attorney

I, Michael Doughty, in my capacity as a Director of John Hancock Life Insurance Company (U.S.A.) (the “Company”), do hereby constitute and appoint Steven Finch, Emanuel Alves, John J. Danello, Thomas J. Loftus and James C. Hoodlet or any of them individually, my true and lawful attorneys and agents to execute, in the name of, and on behalf of, the undersigned as a member of said Board of Directors, the Registration Statement listed below filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933 and the Investment Company Act of 1940, and any and all amendments to the Registration Statement listed below filed with the SEC, and the undersigned hereby ratifies and confirms as her own act and deed all that each of said attorneys and agents shall do or cause to have done by virtue hereof.

Variable Annuity Registration Statement filed under the Securities Act of 1933: 333-164147 (Revolution Value – JHLICO, Revolution Value II – JHLICO and Revolution Extra II – JHLICO)

Each of said attorneys and agents shall have, and may exercise, all of the powers hereby conferred.

This Power of Attorney is intended to supersede any and all prior Powers of Attorney in connection with the above mentioned acts, and is effective March 31, 2014 and remains in effect until revoked or revised.

Signature	Title	Date

/s/ Michael Doughty	Director	March 31, 2014
Michael Doughty